Exhibit 21

List of Gentex Corporation Subsidiaries

Subsidiary:	Jurisdiction of Incorporation/Organization:
E.C. Aviation Services, Inc.	Michigan
Gentex Holdings, Inc.	Michigan
Gentex GmbH	Germany
Gentex Japan, Inc.	Japan
Gentex Mirrors Ltd.	United Kingdom
Gentex France, SAS	France
Gentex Technologies Korea Co., Ltd	Korea
Gentex (Shanghai) Electronics Technology Co., Inc.	China
Gentex Technologies (Israel), Ltd.	Israel
Gentex Technologies (Canada), Inc.	Canada
GalvanEyes Partners, LLC
BioCenturion LLC
Gentex Technologies (Sweden) AB	Sweden
BioConnect Inc.	Canada
VOXX International Corporation	Delaware
VOXX Electronics Corporation	Delaware
Audiovox Websales LLC	Delaware
Omega Research and Development Technology LLC	Delaware
Directed by VOXX LLC	Delaware
Directed by VOXX Canada Ltd.	Canada
Audiovox Mexico S de RL de CV	Mexico
Audiovox Canada Ltd.	Canada
VOXX Accessories Corporation	Delaware
Audiovox Communications Corporation	Delaware
Latin America Exports Corporation	Delaware
VOXX Advanced Solutions LLC	Delaware
Audiovox International Corporation	Delaware
Audiovox Atlanta Corporation	Georgia
Servicios Administravios Audiovox, S de RL de CV	Mexico
VOXX Woodview Trace LLC	Delaware
Electronics Trademark Holding LLC	Delaware
EyeLock LLC	Delaware
Premium Audio Company LLC	Delaware
Premium Audio Company Technology Center K.K.	Japan
Klipsch Group, Inc.	Indiana
11 Trading Company LLC	Delaware
Premium Audio Company EMEA B.V.	Netherlands
Premium Audio Company Denmark APS	Denmark
Premium Audio Company France S.A.R.L.	France
Premium Video Company PTY Ltd.	Australia

Jamo China Ltd.	Hong Kong
Dongguan KGI Technical Consulting, Ltd.	China
Klipsch Audio Trading (Shanghai) Co., Ltd.	China
Audiovox German Corporation	Delaware
VOXX German Holdings GmbH	Germany
Premium Audio Company Germany GmbH	Germany
VOXX German Accessory Holdings GmbH	Germany
Oehlbach Kabel GmbH	Germany
Schwaiger GmbH	Germany
VOXX Automotive Corporation	Delaware
Code Systems Inc.	Delaware
VSM-Rostra LLC	Delaware
Invision Automotive Systems, Inc.	Delaware
VOXX Asia, Inc.	Delaware
VOXX Hong Kong Ltd.	Hong Kong
VOXX Consumer Electronics Hong Kong Ltd.	Hong Kong